EXHIBIT 99.1

Blüm Holdings Inc. Acknowledges Impact to Cannabis Industry from DEA’s Plan to Reschedule Marijuana

SANTA ANA, Calif., May 06, 2024 (GLOBE NEWSWIRE) -- Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “we” or “us”), a cannabis company which through its subsidiaries has operations throughout California, remains optimistic about the Drug Enforcement Administration’s (“DEA”) decision to reschedule marijuana as a lower-risk substance. This groundbreaking move is anticipated to reform the cannabis industry by alleviating longstanding financial and operational burdens.

“Cannabis has a long and storied history in the collective social, economic, moral, and political conscious of the United States.  We at Blüm understand the flawed history of cannabis’s classification as a Schedule I controlled substance by the US Drug Enforcement Agency and the legal, financial, and political consequences of such a classification,” said Robert Baca, Chief Legal Officer of Blüm.

“The Department of Justice’s proposal to reschedule cannabis as a Schedule III controlled substance is significant for the cannabis industry, its operators, and ultimately its consumers. While the breadth of impact and the implications resulting from such a reclassification will be fully realized over time, we acknowledge its significance and are prepared for its impacts.  The cannabis industry is no stranger to rapid change and Blüm is confident in its ability to continue to adapt to an evolving regulatory landscape.  Blüm supports administrative and legislative efforts that champion the industry and look forward to keeping our heads down and working hard no matter the exigencies or transformations in the market,” Baca added.

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://blumholdings.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791